EXHIBIT 99.2

Risks Related to CleanSpark’s Business

We have an evolving business model and strategy, which includes an increasing focus on diversifying into constructing and operating data centers for AI and HPC companies, in addition to our bitcoin activities.

To remain current in a digital assets industry that is rapidly evolving, we expect the services and products associated with such activities to continue to evolve and accordingly, our business model may also need to evolve.

Our growth strategy includes exploring expansion and diversification of our revenue sources into new markets. For example, we are increasing our focus on diversifying into constructing and operating data centers for AI and HPC companies, including through our acquisition of properties and assets in Texas. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to the business, damage our reputation or limit our growth. Such modifications may increase the complexity of our business and place significant strain on our management, personnel, operations, systems, technical performance, financial resources and internal financial control and reporting functions. Moreover, we may not be able to manage growth effectively, which could damage our reputation, limit our growth and adversely affect our operating results. Further, we cannot provide any assurance that we will successfully identify all emerging trends and growth opportunities within the digital assets industry, the AI and HPC market or other markets we seek to expand into, and we may lose out on such opportunities. Additionally, any such changes to our business model or strategy could subject us to additional regulatory scrutiny and requirements, including licensing and permitting requirements. Any of the foregoing could have a material adverse effect on our business, prospects, financial condition and operating results.

Our expansion into AI and HPC may divert resources from our core bitcoin mining operations, limit our power capacity for mining, and introduce operational complexity.

While we intend to continue our bitcoin mining operations, the allocation of resources to support AI and HPC development may reduce the capital, personnel, infrastructure and power capacity available for our mining business. In particular, diverting future power capacity to AI and HPC workloads may limit our ability to deploy that power for mining, which is a highly competitive and capital-intensive industry. As a result, we may be unable to expand our deployed hash rate (EH/s) at the pace of our competitors, potentially diminishing our market share and profitability. Managing multiple distinct lines of business may increase operational complexity and place additional demands on our management, technical, and support teams, which could negatively affect our overall performance, strategic execution and profitability.

It may take significant time and expenditure to develop an HPC hosting business through continued development at our facilities, and our efforts may not be successful.

The continued development of our facilities is subject to various factors beyond our control. There may be difficulties integrating new equipment into existing infrastructure, constraints on our ability to connect to or procure the expected electricity supply capacity at our facilities, defects in design, construction or installed equipment, diversion of management resources, insufficient funding or other resource constraints. Actual costs for development may exceed our planned budget. In particular, our strategy to expand and diversify into AI and HPC hosting may require retrofits, alterations or other customized solutions to enable an operating environment for AI and HPC tenants. Such changes may be cost-prohibitive, or the sites may be incapable of supporting such requirements. These alterations may also require collaboration with cooling experts, engineers and specialized vendors to ensure thermal management aligns with specific hardware requirements.

We intend to expand by acquiring and developing additional facilities, taking into account factors such as availability of electrical capacity and infrastructure and related costs, geographic location and the local regulatory environment. We may have difficulty finding sites that satisfy our requirements at a commercially viable price or within our timing requirements. Furthermore, there may be significant competition for suitable data center sites, and government regulators, including local permitting officials, may restrict our ability to establish data center operations in certain locations.

Leveraging sites that we have contractually secured may ultimately fail due to factors beyond our control. In addition, securing agreements to connect to power sources, and obtaining permits, approvals and/or licenses to construct and operate facilities, could be delayed in regulatory processes, may not be successful or may be cost prohibitive. Actions by government regulators, or the issuance of new regulations that restrict AI and HPC hosting or bitcoin mining operations, may reduce the availability of electricity, increase its cost, or otherwise adversely impact our business.

Development and construction delays, cost overruns, changes in market circumstances, environmental or community constraints, inability to continue finding suitable data center locations, and other factors may adversely affect our operations, expansion plans, financial position and financial performance. We will continue to review our expansion plans in light of evolving market conditions. Any such delays, and any failure to increase our total data center or hash rate capacity in the future, could adversely impact our business, financial condition, cash flows and results of operations